UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	001-12569	22-3475473
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Enterprise Dr.

Rockaway, New Jersey 07866

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (844) 256-7328

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 4, 2018, Sussex Bancorp (the “Company”) completed its previously announced acquisition of Community Bank of Bergen County, NJ (“Community Bank”), pursuant to an Agreement and Plan of Merger, dated as of April 10, 2017 (the “Merger Agreement”), by and between the Company, Sussex Bank and Community Bank. Under the terms of the Merger Agreement, Community Bank merged with and into Sussex Bank (the “Merger”), with Sussex Bank being the surviving bank. As a result of the Merger, each Community Bank shareholder will have the right to receive 0.97 shares of the Company’s common stock for each share of Community Bank’s common stock.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2017, and is incorporated herein by reference.

A copy of the Company’s press release dated January 4, 2018, announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2018, in connection with and effective upon completion of the Merger, and in accordance with the terms of the Merger Agreement, the Board of Directors of the Company (the “Board”) appointed Dominick J. D’Agosta, Walter E. Loeffler and Peter A. Michelotti to the Board. In addition, Messrs. D’Agosta, Loeffler and Michelotti were each appointed to the Board of Directors of Sussex Bank.

Messrs. D’Agosta, Loeffler and Michelotti will each hold office until the Company’s 2018 annual meeting of shareholders, and will be nominated by the Board to stand for re-election at the Company’s 2018 annual meeting of shareholders for a term expiring in 2021.

There have been no transactions involving Messrs. D’Agosta, Loeffler and Michelotti that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Michelotti has also been appointed the Senior Executive Vice President and Chief Operating Officer of the Company and Sussex Bank pursuant to an employment agreement, dated as of April 10, 2017, a copy of which was included as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company on April 11, 2017. As non-employee members of the Board, Messrs. D’Agosta and Loeffler will be entitled to the director compensation set forth in the Company’s proxy statement filed with the SEC on March 23, 2017, and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: January 5, 2018	By:	/s/ Steven M. Fusco
Steven M. Fusco
Senior Executive Vice President and Chief Financial Officer